Exhibit 99.1
Richard Lewis Communications, Inc.
public relations • advertising • marketing
35 West 35th Street, Suite 505, New York, NY 10001-2205
Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
www.rlcinc.com
NYMAGIC, INC. ANNOUNCES BOARD CHANGES
New York, March 25, 2008 — NYMAGIC INC. (NYSE: NYM) announced today that Ronald J. Artinian has been appointed to its Board of Directors, and that Glenn R. Yanoff has resigned as a director of NYMAGIC, INC. Mr. Yanoff will continue to serve as a director of NYMAGIC’s insurance subsidiaries, New York Marine And General Insurance Company and Gotham Insurance Company.
     Mr. Artinian is currently a director of The Reserve Fund and First Real Estate Investment Trust of New Jersey. From 1989 until his retirement in 1998, Mr. Artinian was an executive vice president and senior managing director with Smith Barney. He previously was an executive vice president with Lehman Brothers. Mr. Artinian was a senior officer in the taxable fixed income departments of both firms. Mr. Artinian received his bachelor’s degree from the University of Pennsylvania and was awarded his master’s in business administration from the Wharton School of Business.
     “We are delighted to have Ron join our board,” said George R. Trumbull, NYMAGIC’s chairman. “The breadth and depth of his knowledge and experience in the capital markets will be an invaluable resource to us, especially in this uncertain economic environment. We are pleased to have a person of Ron’s caliber excited about our investment strategy and eager to help us execute it. We are also pleased that Glenn will continue to serve on the boards of our insurance subsidiaries where his extensive industry knowledge continues to be of great benefit these companies.”
     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.
     This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2008 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results and risk assessments, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These and other risks could cause actual results for the 2008 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
CONTACT:
     NYMAGIC, INC.
     George R. Trumbull/A. George Kallop, 212-551-0610
               or
     Richard Lewis Communications
     Richard Lewis/Mary Kate Dubuss, 212-827-0020